                        FORM 4 JOINT FILER INFORMATION                Exhibit 99
Name of
"Reporting Person":            Lava Ventures VII, LP ("LV7")
                               Lava Ventures III, LLC ("LV3")
                               Lava Management, LLC ("Lava Management")
                               Watanabe Group, LLC ("Watanabe Group")
                               Gwendolyn A. Watanabe
Address:                       Pauahi Tower
                               1001 Bishop Street, Suite 1570
                               Honolulu, HI  96813
Designated Filer:              Lava Ventures VII, LP
Issuer and Ticker Symbol:      Hoku Scientific, Inc. (HOKU)
Date of Event:                 August 10, 2005
Each of the following is a Joint Filer with LV7 and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form
4:
Lava Management is the general partner of LV7 and the manager of LV3 and has sole voting and investment control over the shares owned by LV7 and LV3.
Watanabe Group is the managing member of Lava Management and Ms. Watanabe is the manager of Watanabe Group. They may be deemed to share voting and investment control over the shares held by LV7 and LV3.
All Reporting Persons disclaim beneficial ownership of shares of Hoku
Scientific, Inc. held by LV7 and LV3, except to the extent of their pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or
otherwise, any of the Reporting Persons are beneficial owners of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above has designated LV7 as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder.
LAVA VENTURES VII, LP
By: Lava Management, LLC, its General Partner
    By: Watanabe Group, LLC, its Managing Member
By:     /s/ Gwendolyn A. Watanabe
    --------------------------------------
    Gwendolyn A. Watanabe, its Manager

LAVA MANAGEMENT, LLC
By: Watanabe Group, LLC, its Managing Member
By:     /s/ Gwendolyn A. Watanabe
    --------------------------------------
    Gwendolyn A. Watanabe, its Manager

LAVA VENTURES III, LLC

By: Lava Management, LLC, its Manager
    By: Watanabe Group, LLC, its Managing Member
By:     /s/ Gwendolyn A. Watanabe
    --------------------------------------
    Gwendolyn A. Watanabe, its Manager

WATANABE GROUP, LLC
By:     /s/ Gwendolyn A. Watanabe
    --------------------------------------
    Gwendolyn A. Watanabe, its Manager
/s/ Gwendolyn A. Watanabe
--------------------------------------
Gwendolyn A. Watanabe, an individual